                                                                   EXHIBIT 11(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 12, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Report to Shareholders for the Growth and Income Portfolio, the Bond Portfolio and the Tennessee Tax-Free Portfolio, which are also incorporated by reference to the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
August 27, 1998